Exhibit 99.1

Penn Treaty American Submits Unaudited Financial Statements and Related Disclosures for December 31, 2005

•	Reports Book Value of $10.95
•	Anticipates Audit Opinion within Approximately One Week

Allentown, PA – March 15, 2007 – Penn Treaty American (NYSE - PTA) today announced that it has filed its unaudited Financial Statements and related disclosures for the period ended December 31, 2005 on Form 8-K with the Securities and Exchange Commission (“SEC”). The Company’s Independent Registered Public Accounting Firm has informed the Company that it anticipates the completion of its audit process within approximately one week, subject to the identification of any currently unanticipated matter and necessary review.

The Company reported unaudited book value per outstanding share of common stock of $10.95 at December 31, 2005.

On February 20, 2007, the Company issued a press release that, among other items, disclosed that it expected to file its Form 10-K for the period ended December 31, 2005, on or before March 15, 2007.

While the Company has completed the preparation of its Form 10-K, in all material respects, including its Management’s Discussion and Analysis, Financial Statements, and related disclosures, its Independent Registered Public Accounting Firm has not yet completed its requisite audit of the Financial Statements and related disclosures included in its Form 10-K and Opinion on the Adequacy of Internal Controls over Financial Reporting. As a result, the Financial Statements and related disclosures are currently unaudited. Accordingly, the Company has filed on Form 8-K all of the sections and items of its Form 10-K for the fiscal year ended December 31, 2005, except for Item 9A-Controls and Procedures, the Report of Independent Registered Public Accounting Firm, Management’s Report on Internal Control Over Financial Reporting, the Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting, and the Exhibit List.

The Company does not anticipate any material changes to the information contained in the unaudited Financial Statements and related disclosures when it files its completed Form 10-K. The completion of the audit has been complex due to the length of time between the report date of December 31, 2005 and the present, which results in significant “keeping current” procedures. However, the Company believes that its investors are well served by the ability to review the Form 10-K in its present unaudited state.

The Company intends to conduct a conference call for investors shortly after the filing of the complete Form 10-K with the SEC. By providing major components of the unaudited Form 10-K prior to the conference call, the Company believes that its investors are given more opportunity to review the document and financial statements given the significant information included in the submission.

As the Company discussed during its December 20, 2006 conference call with investors, it is pursuing an SEC staff accounting review of the Company’s proposed use of prospective unlocking of assumptions relating to its reserves and unamortized deferred policy acquisition costs. The Company has determined to continue the utilization of locked-in assumptions for the period ended December 31, 2005, in accordance with generally accepted accounting principles, while it further pursues its request.

The filing of its Form 10-K for the period ended December 31, 2005 will enable the Company to progress toward the completion of its Form 10-K for the period ended December 31, 2006. The Company will notify the SEC of the anticipated late filing of this report.

The Company’s Form 8-K will be posted on the Company’s website, www.penntreaty.com, beginning Friday, March 16, 2007

Certain statements made by the Company in this press release may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations, including, but not limited to, the provision of remaining supporting documentation for the Form 10-K preparation, the issuance by the Company’s Independent Registered Public Accounting Firm of its opinion for the period ended December 31, 2005, the filing of its Form 10-K for the period ended December 31, 2005 within approximately one week, the audited book value of the Company at December 31, 2005, the adequacy of the Company’s internal controls and procedures and its impact upon the Company’s financial reporting, including those control weaknesses currently identified or pending concurrence, the interpretation of the SEC on the Company’s request for the use of prospective unlocking of assumptions, and possible rating agency negative actions regarding the Company’s timing of the filing of its Financial Statements. For additional information and risks related to the Company, please refer to its reports filed with the Securities and Exchange Commission.

Source:	Penn Treaty American Corporation

Contact:	Cameron Waite, Executive VP, Strategic Operations
1.800.222.3469

cwaite@penntreaty.com